Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel:    (732)240-4500, ext. 7506

Fax:    (732)349-5070

Email: MFitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

COMPLETES ACQUISITION OF

COLONIAL AMERICAN BANK

TOMS RIVER, NEW JERSEY, August 3, 2015…..OceanFirst Financial Corp. (NASDAQ: “OCFC”), (the “Company”), the holding company for OceanFirst Bank (the “Bank”), today announced that its acquisition of Colonial American Bank (“Colonial”) was completed on July 31, 2015. In accordance with the Agreement and Plan of Merger dated February 25, 2015, Colonial merged with and into OceanFirst Bank.

The combined Company has assets of approximately $2.5 billion. Under the terms of the agreement, each outstanding share of Colonial common stock was exchanged for 0.3658 shares of OceanFirst common stock. OceanFirst Financial Corp. issued 660,098 shares of its common stock in this transaction, for an aggregate transaction value of $11.9 million to Colonial stockholders, option holders and warrant holders (based on the closing price of the Company’s stock on the closing date).

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com

OceanFirst President and Chief Executive Officer Christopher D. Maher commented on the merger, “We are pleased to welcome Colonial American’s customers, employees and stockholders to the OceanFirst family. Over the next several months we will be completing the systems integration which will allow us to fully maximize this opportunity to enhance our presence in the attractive Monmouth County market.”

OceanFirst Financial Corp.‘s subsidiary, OceanFirst Bank, founded in 1902, is a community bank with $2.5 billion in assets and twenty-six branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank delivers commercial and residential financing solutions, wealth management, and deposit services throughout the central New Jersey region and is the largest and oldest financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.‘s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com